UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 8, 2015

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 8, 2015, Accelerate Diagnostics, Inc. (the “Company”) announced a proposed underwritten public offering of shares of its common stock (the “Proposed Offering”). In connection with the Proposed Offering, on December 8, 2015, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”). The Preliminary Prospectus Supplement contains updated risk factor disclosure relating to the Company’s business, as well as an updated description of certain aspects of the Company’s business. Accordingly, the Company is filing information for the purpose of supplementing and updating the risk factor disclosure contained in the Company’s prior public filings, including those discussed under the heading, “Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015 (the “10-K”). The Company is also updating certain aspects of the description of its business described under the heading, “Item 1. Business,” in the 10-K. The updated disclosure is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Updated Company Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: December 8, 2015
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Updated Company Disclosure